CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement, Form S-8, (File No. not yet assigned) of our audit report dated May 13, 2024, with respect to the balance sheets of Glidelogic Corp. as of January 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.

Our report relating to those financial statements includes an emphasis of matter paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

Spokane, Washington

November 4, 2024